Exhibit 99.1
For Immediate Release
SELECTICA REPORTS ON SELECTED FINANCIAL
INFORMATION FOR THE SECOND QUARTER OF FISCAL 2007
AND OTHER RECENT DEVELOPMENTS
SAN JOSE, Calif. — November 9, 2006 — Selectica, Inc. (Nasdaq: SLTC), a leading provider of contract management solutions, today announced selected financial information for the second fiscal quarter ended September 30, 2006. Due to the previously announced independent review of past stock option grants that is currently being conducted, Selectica is not in a position at this time to report net income or earnings per share for the second quarter of fiscal 2007.
Revenue for the second quarter of fiscal 2007 was $3.0 million, which compares to revenue of $6.1 million for the same period in the previous year. The decline in revenue is primarily due to lower revenue derived from the legacy configuration, pricing and quoting (CPQ) business as the Company completed a number of implementation projects in the first quarter of fiscal 2007.
Services (which include subscription-based contract management solutions) represented 90% and licenses represented 10% of total revenue in the second quarter of fiscal 2007. During the quarter, the Company saw strong demand for contract management solutions, and the backlog for this product area doubled during the third quarter to $1.3 million from $0.7 million in the second quarter of 2007.
At September 30, 2006, Selectica had $64.8 million in cash, cash equivalents and investments, and no long-term debt. In the second quarter of fiscal 2007, the Company spent $1.3 million to repurchase approximately 500,000 of its common shares at an average price of $2.49 per share. At September 30, 2006, Selectica had $17.4 million remaining under its $25.0 million stock repurchase program.
Restructuring Actions
Subsequent to September 30, 2006, Selectica initiated certain actions to rationalize staffing levels and consolidate facilities. These actions included terminating the Fastraq product line and finalizing arrangements to relocate to a lower cost facility. The Company expects its corporate relocation to be complete in the fourth quarter of fiscal 2007. As a result of these actions, Selectica expects to record approximately $6.5 million in one-time charges during the third quarter and to significantly reduce its cost structure. The Company expects that its break-even point based on Generally Accepted Accounting Principles (GAAP), exclusive of legal expenses, will be further reduced to approximately

Selectica, Inc.

$4.5 million in revenue per quarter by the fourth quarter of fiscal 2007 ending March 31, 2007.
Strategic Focus on Contract Management Business
Stephen Bennion, CEO of Selectica, said, “During the second quarter, we continued to generate solid growth in our contract management business, while further rationalizing our large systems business by reducing expenses in a prudent manner that allows us to continue providing excellent service to our installed base of enterprise customers and OEM partners. We will continue to support our installed base in the future, but we will not be aggressively pursuing new deals for our sales execution applications.
“Consistent with our recent management additions, we have begun the process of primarily focusing our resources on contract management solutions. Based on the success we have had to date, we believe we can build an attractive franchise in the contract management market, which one industry analyst has estimated is more than $1.0 billion annually and growing at more than 20% per year. We believe the restructuring actions we are taking will reduce our cost structure to a level that can support profitability by the end of fiscal 2007 assuming continued positive sales trends in contract management and stability in services revenue from our installed base,” said Mr. Bennion.
Review of Stock Option Granting Practices
As a result of its ongoing review of stock option granting practices, the Company does not expect to file its quarterly report on Form 10-Q for the quarter ended September 30, 2007, which is due on November 9, 2006. The Company intends to file Form 10-Q as soon as possible after the completion of the independent review of past stock option granting practices.
As a result of not timely filing the Form 10-Q, the Company anticipates that it will receive a notice from the Nasdaq Stock Market that it is not in compliance with the Nasdaq’s marketplace rules, which could result in delisting from the Nasdaq Stock Market.
Recent Patent Infringement Litigation
On October 20, 2006, Versata Software, Inc., formerly known as Trilogy Software Inc., and a related party filed a complaint against the Company in a United States District Court in Texas alleging patent infringement. The complaint alleges that the Company has been and is willfully infringing three Versata Patents (U.S. Patent Nos. 5,515,524; 5,708,798 and 6,002,854) relating to the making, using, licensing, selling, offering for sale, or importing configuration software and related services. The complaint seeks money damages, costs, attorneys’ fees and an injunction to prevent the Company from infringing the patents in the future, as well as any other relief to which Versata may be entitled. Discovery in the case has not commenced, and the Company is unable to predict the outcome of the litigation. Although the Company intends to defend itself vigorously,

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there can be no assurance that the lawsuit or related legal costs will not have a material adverse effect on the Company.
Conference Call and Webcast
Selectica will hold a conference call to discuss second quarter financial information on Friday, November 10, 2006 at 9:00 a.m. Pacific time/12:00 p.m. Eastern time. The conference call will be webcast live via the Internet, and can be accessed on the investor relations section of the Company’s website (www.selectica.com). An archive of the webcast will be available in the same location shortly after the completion of the call.
About Selectica, Inc.
Founded in 1996, Selectica (Nasdaq: SLTC — News) provides its customers with Enterprise Contract Lifecycle Management solutions that improve financial performance by focusing on revenue optimization.
Selectica customers represent leaders in manufacturing, technology, healthcare and telecommunications, including: ABB, Alcoa, Applied Bio Systems, Bell Canada, Cisco, General Electric, Fireman’s Fund Insurance Company, Hitachi, International Paper, Juniper Networks, Rockwell Automation, Seton Hospital, Tellabs, Time Warner, Triad Hospitals and 7-Eleven. Selectica is headquartered in San Jose, CA. For more information, visit the company’s Web site at www.selectica.com.
Forward Looking Statements
The statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, including statements regarding Selectica’s and its customers’ expectations, beliefs, hopes, intentions or strategies regarding the future and expectations regarding performance improvements or increases in sales attributable to Selectica’s existing and new products. All forward-looking statements included in this release are based upon information available to Selectica as of the date hereof, and Selectica assumes no obligation to update any such forward-looking statement. Actual results could differ materially from current expectations. Factors that could cause or contribute to such differences include, but are not limited to, (i) market and customer acceptance of new products of Selectica, including the on-demand contract management and sales execution products and the applications developed with joint venture partners, (ii) the success of the ongoing restructuring of Selectica’s operations, (iii) the conclusions resulting from the independent review of the Company’s past stock option granting practices, (iv) the Company’s inability to file periodic reports in accordance with the Securities Exchange Act of 1934, (iv) the inability of the Company to avoid delisting from the Nasdaq Stock Market if it receives a notice of non-compliance from the Nasdaq, (v) and potential regulatory inquiries and litigation relating to the review of past stock granting practices and any related restatement of the Company’s financial statements and (vi) other factors

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and risks discussed in Selectica’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and in other reports filed by Selectica with the Securities and Exchange Commission.
Contact:
At Financial Relations Board:
Tony Rossi
Investor Relations
310-854-8317
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